Exhibit 99.1

Risk Factors

Continuing Economic Weakness and Uncertainty

Our business, financial condition, results of operations and cash flows were negatively impacted in fiscal 2001 by soft consumer demand for women’s apparel stemming from generally weak economic conditions. Although we have experienced a modest improvement in consumer demand in calendar 2002 our business has continued to be negatively impacted by the overall sluggishness of the U.S. economy, which has been evidenced in our business by lower-than-expected customer response rates and average order dollars, as well as lower-than-expected customer traffic in our retail stores. If demand for our products is less than anticipated, the mix of our sales will be weighted more toward clearance merchandise than to full price merchandise, which would have a negative impact on our gross margins. We currently do not anticipate realizing any significant and sustained improvement in consumer demand, particularly for full-priced, first-line merchandise, prior to early fall of 2002, if then. In response to lower demand, we have maintained conservative inventory levels, which we believe will make us less vulnerable to sales shortfalls. However, low inventory levels also carry the risk that, if demand is stronger than we anticipate, we will be forced to backorder merchandise, which may result in lost sales and low customer satisfaction. Also, during fiscal 2002 we have implemented various cost control measures to reduce operating expenses, including general salary freezes, reductions in work force and the closure of our Sandpoint, Idaho distribution center. There can be no assurance that these cost reduction measures will have a significant positive impact on overall expense structure. Moreover, our cost-cutting measures may have a negative effect on customer service and employee morale. Should the U.S. economy not recover in a timely manner, or should we not sufficiently participate in any such recovery, our overall business, financial condition, results of operations and cash flows would be materially adversely impacted. Further, lower than anticipated sales or higher than anticipated costs could adversely affect our liquidity (including compliance with our debt covenants) and, therefore, the pace of our retail expansion.

Our Dependence on Key Personnel

Our future success depends largely on the efforts of our executive management team, which consists of Georgia Shonk-Simmons, President and Chief Executive Officer; Tom Scott, Executive Vice-President and Chief Information Officer; and Dennis Pence, Chairman, and the loss of any of these individuals could have a material adverse effect on our business. The position of Executive Vice-President and Chief Financial Officer is currently vacant. In the interim, Dennis Pence has directly supervised the financial and accounting functions of the Company. Filling the position of Chief Financial Officer in a timely manner and continuing to attract and retain well-qualified key personnel is crucial to our successful continued operations and expansion. If we are unable to fill the position of Chief Financial Officer for an extended period, it could negatively impact our ability to execute upon our expansion plans, and could have adverse consequences on our financial accounting, internal controls and reporting functions, as well as cause disruptions in workflow and stresses upon our remaining personnel. In addition, our location may make it more difficult to replace key employees who leave us, or to add the employees required to manage our further growth. Further, if we experience vacancies in other key roles, it could have a material adverse impact upon of our ability to properly conduct our business operations and pursue our growth initiatives, and as a result, could have a material adverse impact on our overall business, financial condition, results of operations and cash flows.

Risks Associated with Our Relatively New Retail Store Business and Its Continued Expansion

During fiscal years 1999, 2000 and 2001, we opened two, six and nineteen new full-line retail stores, respectively. We currently plan to open fourteen new stores during fiscal 2002, all in time for the November/December holiday shopping season. Opening each new store involves several steps, including site selection, lease negotiation and build-out, and each of these steps presents new risks. Competition remains high for premium retail space in many areas and we may encounter difficulty in identifying acceptable sites for our stores, which could delay our expansion. We are also subject to possible delays in negotiating leases and to construction delays and cost overruns associated with the build-out of our stores.

Additionally, our expansion continues to add significant costs, not only with respect to leasehold costs and capital improvements, but also with respect to management and administrative resources, which must keep pace with our expansion. To be successful, we must therefore leverage our new cost structure with sufficient incremental sales. There can be no assurance that our retail expansion will be successful or that we will be able to address the risks and challenges associated with this relatively new and rapidly expanding business. As such, any investment in our Company must consider the fact that our efforts in this relatively new business remain largely unproven to date, and that our retail model continues to evolve. We recently refined our store model to incorporate a slightly smaller footprint and what we believe to be significant improvements in construction processes, materials and fixtures, and our retail model may undergo further refinements as we gain experience owning and operating more stores. Additionally, you should consider that, although certain members of our management team have brought significant retail store experience to our Company, as a Company we have relatively limited experience with planning, opening and managing geographically dispersed retail stores, and in designing, implementing and maintaining the necessary operational, administrative and financial infrastructure, human resources and internal controls. Any miscalculations in our retail strategies, shortcomings in our planning, implementation, management and control, or our inability to sufficiently leverage incremental costs, as in fiscal 2001, will likely have a material adverse impact on our overall business, financial condition, results of operations and cash flows.

Risks Associated with Our Catalog Sales Business

Our overall success as a Company for the foreseeable future will remain dependent on the success of our well-established catalog sales business. We also continue to primarily rely on our catalogs to promote our www.coldwatercreek.com e-commerce web site and full-line retail stores. We believe that the future success of our catalog sales business will continue to be predicated upon the effective targeting of our catalog mailings, a high volume of prospect catalog mailings, when market conditions permit, appropriate shifts in our merchandise mix and our ability to achieve adequate response rates to our mailings. Catalog mailings entail substantial paper, postage, merchandise acquisition and human resource costs, including costs associated with catalog development, production and circulation and increased inventories, virtually all of which are incurred prior to the mailing of each catalog. As a result, we are not able to adjust the costs being incurred in connection with a particular catalog mailing to reflect the actual subsequent performance of the catalog. If, for any reason, we were to experience a significant shortfall in anticipated net sales from a particular catalog mailing, as with many of our fiscal 2001 mailings, our overall business, financial condition, results of operations and cash flows would likely be materially adversely affected. In addition, response rates to our catalog mailings and, as a result, the net sales generated by each catalog mailing, can be affected, by factors beyond our control such as weak economic conditions and uncertainty and unseasonable weather in key demographic markets. Other influencing factors may include, but not be limited to, unpredictable and changing consumer preferences, the timing and mix of catalog mailings and changes in our merchandise mix. Any one or more of these factors could, as they did in fiscal 2001, result in lower-than-expected full-priced, first-line sales and higher-than-expected clearance sales at substantially reduced margins. These factors could also result in increased merchandise returns, slower turning or obsolete inventories, inventory write-downs and working capital constraints. Any performance shortcomings experienced by our catalog business would likely have a material adverse effect on our overall business, financial condition, results of operations and cash flows.

Risks Associated with Our Growth Strategy

Our growth strategy primarily includes the following components: (i) further development of our catalog, e-commerce and retail store businesses, (ii) the possible introduction of new merchandise lines, (iii) expansion of our existing merchandise lines, and (iv) increased catalog/e-mail circulation and response rates. Our growth strategy involves various risks, including a reliance on a high degree of prospect mailings, when market conditions permit, which may lead to less predictable response rates. Any failure on our part to successfully implement any or all of our growth strategies would likely have a material adverse effect on our financial condition, results of operations and cash flows. We believe our past growth has been attributable in large part to our success in meeting the merchandise, timing and service demands of an expanding customer base with certain demographic characteristics. There can be no assurance that we will be able to continually identify and offer new merchandise that appeals to our customer base or that the introduction of new merchandise categories or new marketing or distribution strategies, such as the sale of our merchandise in retail stores or through new catalog titles, will be successful or profitable, or that any such efforts will achieve sustained acceptance in the marketplace. Any substantial inability on our part to further develop and grow our catalog, e-commerce and retail store businesses, to maintain our historical average order size and response rates, and to leverage the success of existing catalog titles to new merchandise lines, catalogs, web sites and retail stores would likely have a material adverse effect on our financial condition, results of operations and cash flows.

We initially identified through the use of our Direct Channel’s extensive customer database a total of 80 potential “metropolitan” retail store sites in 29 states where a prerequisite level of Coldwater Creek brand awareness exists. Recently, we revised our store model to reduce our initial capital investment per store by approximately one-fourth. We believe that our revised store model will allow us to ultimately access many attractive middle-market areas in addition to the 80 major metropolitan markets, although there can be no assurance of such. In any case, we remain fully committed at this time to further growing our Retail Channel. Our current schedule contemplates the opening of approximately 14 additional full-line “metropolitan” retail stores during fiscal year 2002. We have had limited experience operating geographically dispersed retail stores. In addition, retail store operations entail substantial fixed costs, including costs associated with real estate leases, inventory maintenance, staffing, leasehold improvements and fixture additions. There can be no assurance that these stores will be opened, will be opened in a timely manner, or, if opened, that these stores will be profitable. Failure to successfully implement this store-based strategy, or the implementation of this strategy during a prolonged economic downturn, could result in significant write-offs of inventory and fixtures and would likely have a material adverse effect on our financial condition, results of operations and cash flows. We may need to raise additional funds in order to support greater expansion, develop enhanced services, respond to competitive pressures, acquire complementary businesses or respond to unanticipated or seasonal requirements. There can be no assurance that additional debt or equity capital will be available to us to meet these needs on acceptable terms, or at all. In addition, various elements of our growth strategies, including our aggressive catalog-mailing program, our aggressive e-commerce growth strategy, our plans to introduce new merchandise and our plans to broaden existing merchandise lines, may require additional capital. There can be no assurance that funds will be available to us on terms satisfactory to us when needed.

Ability to Manage Expanding Operations

Our growth has resulted in an increased demand on our managerial, operational and administrative resources. In order to manage currently anticipated levels of future demand, we will be required to continue, among other things, to (i) improve and integrate our management information systems and controls, including inventory management, (ii) adjust our distribution capabilities and (iii) attract and retain qualified personnel, including middle and upper management. In addition, there can be no assurance that any upgrades, improvements and expansions in our overall infrastructure and operations will increase the productivity or efficiency of our operations or that the same will be adequate to meet our present or future needs. Continued growth could result in a strain on our management, financial, merchandising, marketing, distribution and other resources and we may experience operating difficulties, including difficulties in training and managing an increasing number of employees, difficulties in obtaining sufficient materials and manufacturing capacity from vendors to produce our merchandise, problems in upgrading our management information systems and delays in production and shipments. There can be no assurance that we will be able to manage future growth effectively and any failure to manage growth effectively could have a material adverse effect on our financial condition, results of operations and cash flows.

Merchandise Returns

As part of our customer service commitment, we maintain a liberal merchandise return policy that allows customers to return any merchandise, virtually at any time and for any reason, and regardless of merchantable condition. We make allowances in our financial statements for anticipated merchandise returns based on historical return rates and our future expectations. While we believe our allowances are adequate, there can be no assurance that actual merchandise returns will not exceed our allowances. In addition, there can be no assurance that the introduction of new merchandise through our sales channels, changes in the merchandise mix, consumer confidence or other factors will not cause actual returns to exceed return allowances. Any significant increase in merchandise returns or merchandise returns that exceed our allowances could materially adversely affect our financial condition, results of operations and cash flows.

Quarterly Results of Operations and Seasonal Influences

As with many apparel retailers, our net sales, operating results, liquidity and cash flows have fluctuated, and will continue to fluctuate, on a quarterly basis, as well as an annual basis, as a result of a number of factors, including, but not limited to, the following: the composition, magnitude and timing of our various merchandise offerings, including our recognition of related sales and costs; the number and timing of our full-line retail store openings; customer responsiveness, including the impact of economic and weather-related influences; merchandise return rates, including the impact of actual or perceived service and quality issues; market price fluctuations in critical materials and services, including paper, production, postage and telecommunications costs; the timing of merchandise receiving and shipping, including any delays resulting from adverse weather conditions or national security measures; and chronological shifts in the timing of important holiday selling seasons, including Valentine’s Day, Easter, Mother’s Day, and Christmas. We alter the composition, magnitude and timing of our merchandise offerings based upon our then understanding of prevailing consumer demand, preferences and trends. The timing of our merchandise offerings may be further impacted by, among other factors, the performance of various third parties to which we are dependent and the day of the week on which certain important holidays fall. Additionally, the net sales we realize from a particular merchandise offering may transcend fiscal quarters and years and the amount and pattern of the sales realization may differ from that realized by a similar merchandise offering in a prior fiscal quarter or year. The majority of net sales from a merchandise offering generally is realized within the first several weeks after its introduction with an expected significant decline in customer orders thereafter.

Particularly notable is our continuing material dependency on sales and profits from the November and December holiday shopping season. In anticipation of traditionally increased holiday sales activity, we incur certain significant incremental expenses, including the hiring of a substantial number of temporary employees to supplement our existing workforce. Additionally, as gift items and accessories are more prominently represented in our November and December holiday season merchandise offerings, we typically expect, absent offsetting factors, to realize higher consolidated gross margins in the second half of our fiscal year. If, for any reason, we were to realize significantly lower-than-expected sales or profits during the November and December holiday selling season, as we did during fiscal 2001, our overall financial condition, results of operations, including related gross margins, and cash flows for the entire fiscal year will be materially adversely affected.

Changing Consumer Preferences

Although we believe that our business has historically benefited from increased consumer interest in merchandise that reflects a casual and relaxed lifestyle, there can be no assurance that this belief is correct or that, if correct, such trend will continue. Any change in this trend could have a material adverse effect on our overall financial condition, results of operations and cash flows. In addition, although we believe that the sale of our merchandise historically has not been primarily driven by fashion trends, all of our merchandise is subject to changing consumer preferences. A shift in consumer preferences away from the merchandise that we offer could have a material adverse effect on our overall financial condition, results of operations and cash flows. Our future success depends largely on our ability to anticipate and respond to changes in consumer preferences and there can be no assurance that we will respond in a timely or commercially appropriate manner to such changes. Failure to anticipate and respond to changing consumer preferences could lead to, among other things, lower sales of our products, significant markdowns or write-offs of inventory, increased merchandise returns, and lower margins, which would likely have a material adverse effect on our overall financial condition, results of operations and cash flows.

Competition

The markets for our merchandise are highly competitive, and the perceived growth opportunities within these markets has encouraged the entry of many new competitors as well as increased competition from established companies. Although we believe that we do not compete directly with any single company with respect to our entire range of merchandise, within each merchandise category we have significant competitors and may face additional competition from new entrants or existing competitors who focus on market segments currently served by us. These domestic, as well as international, competitors range from large multi-sales channel retailers with catalog, e-commerce and retail store operations and more substantial financial, marketing and other resources than us to small single-sales channel catalog, e-commerce and retail store companies. With respect to the women’s apparel merchandise offered by us, we are in direct competition with certain more established catalog, e-commerce and retail store operations, many with substantially greater experience in selling women’s apparel merchandise. Some of these competitors seek to attract customers that share one or more of the demographic characteristics common to both our existing and prospective customers. In addition, because we continue to source a significant percentage of our merchandise from suppliers and manufacturers located in the United States and Canada, where labor and production costs, on average, tend to be higher, there can be no assurance that our merchandise will or can be competitively priced when compared with merchandise offered by competing retailers. While we believe that we have been able to compete successfully because of our brand recognition, the exclusivity and broad range and quality of our merchandise, including our private label merchandise offerings, and our superior customer service policies, there can be no assurance that we will be able to compete successfully in the future. Any failure on our part to sufficiently compete in the future would likely have a material adverse effect on our overall customer retention, customer prospecting, future sales growth and market share, and as a consequence, could adversely affect our overall financial condition, results of operations and cash flows.

Risks Affecting Our Ability to Fulfill Orders

Our ability to provide superior customer service, effectively and efficiently target our merchandise offerings, and fulfill customer orders depends, to a large degree, on the efficient and uninterrupted operation of our two customer service call centers, distribution center, management information systems and on the timely performance of third parties such as shipping companies and the U.S. Postal and Customs Services. Although we believe we have built redundancy into our telephone, Internet and management information systems and maintain relationships with several different shipping companies, any material disruption or slowdown in our order processing or fulfillment resulting from the recently increased security measures implemented by U.S. Customs, or by strikes or labor disputes, telephone or Internet down times, electrical outages, mechanical problems, human error or accidents, fire, natural disasters or comparable events could cause delays in our ability to receive and distribute orders and may cause orders to be lost or to be shipped or delivered late. As a result, customers may cancel or refuse to receive orders due to late shipments that would result in a reduction of net sales and could result in increased administrative and shipping costs. Excess order volume could result in telephone or Internet answer delays and delays in placing orders. There can be no assurance that volumes will not exceed present telephone or Internet system capacities and that, as a result, answer delays and delays in placing orders will not occur. Additionally, merchandise is stored and shipped for all or our channels from our sole distribution center in Parkersburg, West Virginia. We believe that our success to date has been based in part on our reputation for superior customer service, and any impairment of our customer service reputation could have a material adverse effect on our overall business. Any material disruption in or destruction of part or all of our call centers or distribution center caused by strike, fire or natural disaster would likely have a material adverse effect on our ability to provide the timely delivery of merchandise and on our overall financial condition, results of operations and cash flows.

Risks Associated with System Disruptions

Our ability to attract and retain users and customers to our e-commerce web sites depends on the performance, reliability and availability of our web sites and network infrastructure. We have periodically experienced service interruptions caused by temporary problems in our own systems or software or in the systems or software of third parties. While we continue to implement procedures to improve the reliability of our systems, these interruptions may continue to occur from time to time. Third parties may not be liable to us for any damage or loss they may cause to our business, and we may be unable to seek reimbursement from them for losses that they cause. Our users also depend on third party Internet service providers for access to our web sites. These entities have experienced significant outages in the past, and could experience outages, delays and other difficulties due to system failures in the future that are unrelated to our systems, but which could nonetheless adversely affect our business.

Potential Continuing Business Interruptions Due To Increased Security Measures In Response To Terrorism.

In response to recent terrorist attacks and continuing threats thereof, many of the primary service components underlying the U.S. system of free and open commerce have been adversely impacted and fundamentally altered, resulting in periodic service delays and stoppages and certain incremental operating costs. These service components would include, among others, transportation, freight, mail, U.S. Customs, and financial services. As our business remains dependent upon the free flow of products and services through the channels of commerce, further service delays or stoppages or incremental operating costs, could have a material adverse effect on our overall business, financial condition, results of operations and cash flows.

Potential Business-Related Liabilities and Expenses

As a result of doing business through our catalogs, e-commerce web sites and retail stores, we may be exposed to legal risks and uncertainties, including potential liabilities to consumers of such products. These legal risks and uncertainties may include, among others, product liability or other tort claims relating to goods; claims of consumer fraud and false or deceptive advertising or sales practices; breach of contract claims relating to merchant transactions; and claims relating to any failure to appropriately collect and remit sales or other taxes arising from electronic commerce transactions. Even to the extent that such claims do not result in material liability, investigating and defending such claims could have a material adverse effect on our overall business, financial condition, results of operations and cash flows.

Possible Volatility of Our Stock Price

The market price for our common stock has been and will continue to be significantly affected by, among other factors, our quarterly operating results, changes in any earnings estimates publicly announced by us or by analysts, announcements of new merchandise offerings by us or our competitors, seasonal effects on sales and various factors affecting the economy in general. In addition, the Nasdaq National Market has experienced a high level of price and volume volatility and market prices for the stock of many companies have experienced wide price fluctuations not necessarily related to the operating performance of such companies.